UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 5, 2010 (November 2, 2010)

Date of Report (Date of earliest event reported)

INERGY HOLDINGS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-34663	43-1792470
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Brush Creek Boulevard, Suite 200

Kansas City, Missouri 64112

(Address of principal executive offices)

(816) 842-8181

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

As previously disclosed, Inergy, L.P. (“Inergy”), Inergy GP, LLC (“Inergy GP”), Inergy Holdings, L.P. (“Holdings”), Inergy Holdings GP, LLC (“Holdings GP”), NRGP Limited Partner LLC (“New NRGP LP”) and NRGP MS, LLC (“MergerCo”) entered into the First Amended and Restated Agreement and Plan of Merger, dated as of September 3, 2010 (the “Merger Agreement”). On November 5, 2010, the transactions contemplated by the Merger Agreement closed, and MergerCo merged with and into Holdings, the separate existence of MergerCo ceased and Holdings survived as a Delaware limited partnership (the “Merger”).

Item 1.02	Termination of a Material Definitive Agreement.

On November 5, 2010, pursuant to the Merger Agreement, Inergy assumed approximately $24.5 million of Holdings’ indebtedness under Holdings credit agreements. In connection therewith, Holdings terminated the Credit Agreement, dated as of July 22, 2005, among Holdings, IPCH Acquisition Corp. (“IPCH”) and Enterprise Bank and Trust, as amended, and the Credit Agreement, dated as of August 9, 2005, between Holdings and Southwest Bank of St. Louis, as amended.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On November 5, 2010, at the effective time of the Merger and pursuant to the Merger Agreement, Holdings (i) as a component of the merger consideration, distributed to the Holdings unitholders the 1,080,453 common units representing limited partner interests in Inergy (the “Inergy LP units”) that Holdings owned; (ii) exchanged with Inergy the limited partner interest represented by incentive distribution rights in Inergy owned by Holdings and (iii) contributed to Inergy all of Holdings’ ownership interests in IPCH and Inergy Partners, LLC.

A description of the Merger and the transactions contemplated by the Merger Agreement are contained in Item 1.01 of Holdings’ Current Reports on Form 8-K filed on August 9, 2010 (SEC Accession No. 0001193125-10-182765) and September 7, 2010 (SEC Accession No. 0001193125-10-205495) and are incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the completion of the Merger, Holdings (i) notified the New York Stock Exchange (the “NYSE”) on November 5, 2010 that the Merger was effected and that each outstanding common unit representing a limited partner interest in Holdings (“Holdings common unit”) was converted in the Merger into the right to receive 0.77 Inergy LP units, except that with respect to the 11,568,560 Inergy LP units to which certain members of senior management and directors of Holdings GP and other beneficial owners of Holdings common units (the “PIK Recipients”) otherwise would be entitled pursuant to the Merger, the respective PIK Recipients will instead be entitled to receive Class B units representing limited partner interests in Inergy (the “Class B units”) in accordance with the Merger Agreement, and (ii) requested that the NYSE file a notification of removal from listing on Form 25 with the Securities and Exchange Commission with respect to the Holdings common units. The trading of Holdings common units on the NYSE will be suspended from trading before the opening of the market on November 8, 2010.

The foregoing description of the Merger Agreement and the Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to Holdings’ Current Report on Form 8-K on September 7, 2010 (SEC Accession No. 0001193125-10-205495) and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosures under Item 5.03 of this Current Report on Form 8-K relating to Holdings’ private placement of NLPUs (as defined below) are incorporated into this Item 3.02 by reference.

Item 3.03	Material Modification to Rights of Security Holders.

On November 4, 2010, certain Holdings unitholders party to the Unitholder Agreement, dated as of April 14, 2005 (the “Original Unitholder Agreement”), entered into the First Amendment to Unitholder Agreement (the “Unitholder Agreement Amendment”). In general, the Unitholder Agreement Amendment amends the Original Unitholder Agreement by eliminating (i) restrictions on transfer under Article IV thereof and (ii) registration rights under Article VI thereof. The disclosures contained in this Item 3.03 do not purport to be a complete description of the Unitholder Agreement Amendment and are qualified in their entirety by reference to the Unitholder Agreement Amendment, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

On November 5, 2010, pursuant to the Merger Agreement, each outstanding Holdings common unit was converted in the Merger into the right to receive 0.77 fully paid and nonassessable Inergy LP units, except that with respect to the 11,568,560 Inergy LP units to which the PIK Recipients otherwise would be entitled pursuant to the Merger, the respective PIK Recipients will instead be entitled to receive Class B units in accordance with the Merger Agreement, with any fractional units to be paid in cash. As of the effective time of the Merger, holders of Holdings common units immediately prior to the effective time of the Merger ceased to have any rights as unitholders of Holdings (other than their right to receive merger consideration).

The disclosures under Item 5.03 of this Current Report on Form 8-K relating to Holdings’ private placement of NLPUs (as defined below), Holdings’ entry into Amendment No. 1 (as defined below) and Holdings’ entry into the Holdings Amended and Restated Partnership Agreement (as defined below) and the effect of such securities and agreements on rights of holders of Holdings common units are incorporated into this Item 3.03 by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 3, 2010, in contemplation of the Merger, Holdings GP amended Holdings’ existing partnership agreement by effecting Amendment No. 1 to the Amended and Restated Agreement of Limited Partnership of Holdings (“Amendment No. 1”). Amendment No. 1 created a new class of limited partner interests designated as Nonparticipating Limited Partner Units (“NLPUs”). In general, under Amendment No. 1 the NLPUs (i) are not entitled to allocations of Holdings’ income, gain, loss, deduction and credit, (ii) do not have the right to share in any distributions made to Holdings unitholders, (iii) are not entitled to vote and (iv) are not entitled to receive any merger consideration in connection with the Merger. In connection with Amendment No. 1, Holdings issued and sold 1,000 NLPUs to Holdings GP for $1,000 in cash consideration in a transaction exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

On November 5, 2010, in connection with the closing of the Merger, Holdings’ existing partnership agreement, as amended by Amendment No. 1 thereto as described above, was amended and restated, and Holdings entered into the Second Amended and Restated Agreement of Limited Partnership of Holdings (the “Holdings Amended and Restated Partnership Agreement”). Under the Holdings Amended and Restated Partnership Agreement, Holdings’ purpose will be limited to owning all of the limited liability company interests in, and being the sole member of, Inergy GP, and Holdings GP will cause Holdings not to engage, directly or indirectly, in any business activity other than the ownership, and being a member, of Inergy GP and immaterial or administrative actions related thereto, without the prior consent of the New NRGP LP. Under the Holdings Amended and Restated Partnership Agreement, Holdings GP remains as the sole general partner of Holdings, and Holdings GP and New NRGP LP are the only holders of limited partner interests in Holdings.

On November 5, 2010, in connection with the closing of the Merger, Holdings GP entered the First Amendment to the Limited Liability Company Agreement of Holdings GP (the “First Amendment to LLC Agreement”). In general, the First Amendment to LLC Agreement clarifies governance of Holdings GP among the members of Holdings GP as a result of the transactions contemplated by the Merger Agreement. In addition, the First Amendment to LLC Agreement establishes that the board of directors of Holdings GP (the “Holdings Board”) will consist of one director and appoints John J. Sherman as the sole director of the Holdings Board.

The disclosures contained in this Item 5.03 do not purport to be a complete description of Amendment No. 1, the Holdings Amended and Restated Partnership Agreement and the First Amendment to LLC Agreement and are qualified in their entirety by reference to Amendment No. 1, the Holdings Amended and Restated Partnership Agreement and the First Amendment to LLC Agreement, which are filed as Exhibit 3.1, Exhibit 3.2 and Exhibit 3.3, respectively, hereto and are incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Special Meeting of Unitholders (the “Special Meeting”) of Holdings held on November 2, 2010, Holdings unitholders approved the adoption of the Merger Agreement. The vote tabulation is set forth below:

For	Against	Abstain	Broker Non-Votes
50,470,364	482,629	13,377	—

In connection with the Special Meeting, Holdings also solicited proxies with respect to a proposal to transact such other business as may properly come before the Special Meeting and any adjournment or postponement thereof. The proposal, which was unnecessary in light of no other business properly coming before the Special Meeting and the approval of the adoption of the Merger Agreement by Holdings unitholders as indicated above, was not submitted to Holdings unitholders for approval at the Special Meeting.

Item 8.01	Other Events.

On November 2, 2010, Inergy and Holdings issued a press release announcing the results of the Special Meeting. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1	First Amended and Restated Agreement and Plan of Merger, dated September 3, 2010, by and among Inergy, L.P., Inergy GP, LLC, Inergy Holdings, L.P., Inergy Holdings GP, LLC, NRGP Limited Partner, LLC and NRGP MS, LLC (incorporated by reference to Exhibit 2.1 to Inergy Holdings, L.P.’s Current Report on Form 8-K filed on September 7, 2010).

3.1	Amendment No. 1 to the Amended and Restated Agreement of Limited Partnership of Inergy Holdings, L.P., dated as of November 3, 2010.

3.2	Second Amended and Restated Agreement of Limited Partnership of Inergy Holdings, L.P., dated as of November 5, 2010.

3.3	First Amendment to Limited Liability Company Agreement of Inergy Holdings GP, LLC, dated as of November 5, 2010.

10.1	First Amendment to Unitholder Agreement, dated November 4, 2010.

99.1	Press release dated November 2, 2010.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INERGY HOLDINGS, L.P.

	By:	INERGY HOLDINGS GP, LLC,
its General Partner

Date: November 5, 2010	By:	/S/ LAURA L. OZENBERGER
Laura L. Ozenberger
Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Description

2.1	First Amended and Restated Agreement and Plan of Merger, dated September 3, 2010, by and among Inergy, L.P., Inergy GP, LLC, Inergy Holdings, L.P., Inergy Holdings GP, LLC, NRGP Limited Partner, LLC and NRGP MS, LLC (incorporated by reference to Exhibit 2.1 to Inergy Holdings, L.P.’s Current Report on Form 8-K filed on September 7, 2010).

3.1	Amendment No. 1 to the Amended and Restated Agreement of Limited Partnership of Inergy Holdings, L.P., dated as of November 3, 2010.

3.2	Second Amended and Restated Agreement of Limited Partnership of Inergy Holdings, L.P., dated as of November 5, 2010.

3.3	First Amendment to Limited Liability Company Agreement of Inergy Holdings GP, LLC, dated as of November 5, 2010.

10.1	First Amendment to Unitholder Agreement, dated November 4, 2010.

99.1	Press release dated November 2, 2010.